SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ---------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ---------

                             3D SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


              DELAWARE                                    95-4431352
   (State or Other Jurisdiction of                      (I.R.S. Employer
    Incorporation or Organization)                     Identification No.)


                                26081 AVENUE HALL
                               VALENCIA, CALIFORNIA                    91355
                     (Address of Principal Executive Offices)        (Zip Code)

                3D SYSTEMS CORPORATION 1996 STOCK INCENTIVE PLAN
                 1996 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                            (Full Title of the Plan)

              BRIAN SERVICE, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             3D SYSTEMS CORPORATION
                                26081 AVENUE HALL
                           VALENCIA, CALIFORNIA 91355
                     (Name and Address of Agent for Service)

                                 (661) 295-5600
          (Telephone Number, Including Area Code, of Agent for Service)

                                   ---------

                                   Copies to:
                               JULIE KAUFER, ESQ.
                               AFSHIN HAKIM, ESQ.
                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                       2029 CENTURY PARK EAST, 24TH FLOOR
                          LOS ANGELES, CALIFORNIA 90067
                                 (310) 728-3313

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
                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------
                                          Proposed Maximum    Proposed Maximum      Amount of
 Title of Securities     Amount to be      Offering Price        Aggregate        Registration
   to be Registered     Registered (1)     Per Share (2)     Offering Price (2)       Fee
--------------------   ----------------   ----------------   -------------------  ------------
Common Stock           1,500,000 Shares        $11.55           $17,325,000         $4,140.68
$0.001 par value
--------------------   ----------------   ----------------   -------------------  ------------
Common Stock            100,000 Shares         $11.55            $1,155,000          $276.04
$0.001 par value
--------------------   ----------------   ----------------   -------------------  ------------
Total                  1,600,000 Shares        $11.55           $18,480,000         $4,416.72
====================   ================   ================   ===================  ============

(1) In the event of a stock split, stock dividend, or similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on February 25, 2002.

     PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8 ("REGISTRATION OF ADDITIONAL SECURITIES"), THE COMPANY HEREBY MAKES THE FOLLOWING STATEMENT:

     On September 12, 1996, the Company filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-11865) (the "Prior Registration Statement") relating to shares of the Common Stock to be issued pursuant to its 1996 Stock Incentive Plan, as amended (the "1996 Plan"), and its 1996 Non-Employee Directors' Stock Option Plan, as amended (the "Director Plan"), and the Prior Registration Statement is currently effective. On June 2, 1999, the Company filed a Registration Statement relating to the same class of securities as those to which the Prior Registration Statement relates issuable pursuant to the 1996 Plan. This Registration Statement relates to securities (a) of the same class as those to which the Prior Registration Statement relates and
     (b) to be issued pursuant to the 1996 Plan and the Director Plan. The contents of the Prior Registration Statement are incorporated herein by reference.

     THE FOLLOWING EXHIBITS ARE FILED AS PART OF THIS REGISTRATION STATEMENT:

     4.1 3D Systems Corporation 1996 Stock Incentive Plan, as amended. Incorporated by reference to Appendix A to Registrant's Definitive Proxy Statement filed on March 30, 2001.

     4.2 3D Systems Corporation 1996 Non-Employee Directors' Stock Option Plan, as amended. Incorporated by reference to Appendix B to Registrant's Definitive Proxy Statement filed on March 30, 2001.

     5.1 Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. regarding validity of securities.

     23.1 Consent of Deloitte & Touche LLP.

     23.2 Consent of PricewaterhouseCoopers LLP.

     23.3 Consent of Ernst & Young LLP.

     23.4 Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
          Exhibit 5.1).

     24.1 Power of Attorney (set forth on page 3).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on this 19th day of February 2002.

                                   3D SYSTEMS CORPORATION
                                   (Registrant)

                               By:  /S/ E. JAMES SELZER
                                   -------------------------------------------
                                   E. James Selzer
                                   Chief Financial Officer and Vice President,
                                   Finance

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Brian Service and E. James Selzer, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to file a new registration statement under Rule 461 or Instruction E of Form S-8 of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


           SIGNATURE                      TITLE                   DATE


/S/ BRIAN SERVICE                   President, Chief       February 19, 2002
----------------------------     Executive Officer, and
Brian Service                           Director


/S/ E. JAMES SELZER                  Chief Financial       February 19, 2002
----------------------------           Officer
E. James Selzer                      and VP, Finance


/S/ CHARLES W. HULL
----------------------------        Chief Technology       February 19, 2002
Charles W. Hull                   Officer and Director


/S/ KAREN M. SHOTTING                Vice President,       February 19, 2002
----------------------------       General Counsel and
Karen M. Shotting                       Secretary


/S/ G. WALTER LOEWENBAUM
----------------------------      Chairman of the Board    February 19, 2002
G. Walter Loewenbaum, II              of Directors


/S/ GARY J. SBONA
----------------------------                               February 19, 2002
Gary J. Sbona                           Director


/S/ MIRIAM V. GOLD
----------------------------                               February 19, 2002
Miriam V. Gold                          Director

/S/ JIM D. KEVER
----------------------------                               February 19, 2002
Jim D. Kever                            Director


/S/ KEVIN S. MOORE
----------------------------                               February 19, 2002
Kevin S. Moore                          Director


/S/ RICHARD C. SPALDING
----------------------------                               February 19, 2002
Richard C. Spalding                     Director

                                  EXHIBIT INDEX

EXHIBIT NO.                  EXHIBIT DESCRIPTION
-----------                  -------------------

4.1         3D Systems Corporation 1996 Stock Incentive Plan, as amended.
            Incorporated by reference to Appendix A to Registrant's Definitive Proxy Statement filed on March 30, 2001.

4.2 3D Systems Corporation 1996 Non-Employee Directors' Stock Option Plan, as amended. Incorporated by reference to Appendix B to Registrant's Definitive Proxy Statement filed on March 30, 2001

5.1 Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. regarding validity of securities.

23.1        Consent of Deloitte & Touche LLP.

23.2        Consent of PricewaterhouseCoopers LLP.

23.3        Consent of Ernst & Young LLP.

23.4        Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
            Exhibit 5.1). 24.1 Power of Attorney (set forth on Page 3).



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